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                         Exhibit 23.1
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                CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated October 21, 1998, accompanying the financial statements of the Morgan Stan-ley Dean Witter Select Equity Trust, REIT Portfolio Series 98, included herein and to the reference to our Firm as experts un-der the heading "Auditors" in the prospectus which is a part of this registration statement.

                              Deloitte & Touche LLP
                              Deloitte & Touche LLP



October 21, 1998
New York, New York